EXHIBIT 10.01


                                    AGREEMENT

      THIS  AGREEMENT,  made and  entered  into as of this 8th day of  December,
1998,  by and  between  THE  CHAMPIONSHIP  COMMITTEE  MERCHANDISING  LIMITED,  a
corporation organized and existing under the laws of England and having an office at The Pier House, Strand on the Green, Chiswick, London, W4 3NN, England (hereinafter referred to as "Licensor") and AVID SPORTSWEAR INC. of 17909 South Adria Maru Lane, Carson, California 90746 (hereinafter referred to as "Company").


                                   WITNESSETH:

      WHEREAS, the British Open Golf Championship is a sporting event organized by The Royal & Ancient Golf Club of St. Andrews, Scotland (hereinafter referred to as "The Royal & Ancient"), the name and identification of which has commercial value;

      WHEREAS, The Royal & Ancient has granted to Licensor the exclusive right and license to supply, sell, advertise and promote goods, merchandise and services of any description with the use of the British Open Identification (as defined hereinbelow) and to so authorize others;

      WHEREAS, Company so desires to obtain the right to use the British Open Identification within the Contract Territory (as hereinafter defined) on and in connection with the manufacture, promotion and sale of high-quality products, as hereinbelow described; and

      WHEREAS, Licensor is willing to grant to Company such a license, upon the terms and conditions hereinafter contained.

      NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

      1. DEFINITIONS. As used herein, the following terms shall be defined as

      (a) "British Open Identification" as used herein shall mean the names "British Open" and "British Open Golf Championship," together with the British Open Trophy Logo (in the form shown as Exhibit A attached hereto and made a part hereof), and any reference thereto as may be approved in advance by Licensor, together with the "Trademarks" as defined in Paragraph 15(a) below.

      (b)  "Products"  as used herein  shall mean men's  apparel  consisting  of
shirts,   sweaters,   casual  slacks,  jackets  and  other  items  of  outerwear
(manufactured of fleece and micro-fiber).

      (c) "Licensed Products" as used herein shall mean all Products which are advertised, promoted and sold by or for Company with the use of the British Open Identification.

      (d) "Contract Period" shall mean that period of seven (7) Contract Years commencing January 1, 1999, and continuing until June 30, 2006.

      (e) "Contract Year" shall mean a period of twelve (12) successive months commencing on any 1st day of July during the Contract Period, except that the First Contract Year shall commence January 1, 1999 and shall continue until June 30, 2000.

      (f) "Contract Territory" shall mean the United States of America, its territories and possessions.



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      2. LICENSOR WARRANTY.  Licensor hereby warrants that it has no commitment, express or implied, with any other person, firm or corporation which is in conflict with the terms, conditions and understandings contained in this Agreement. Licensor warrants that it has all of the rights necessary to enter into this Agreement and to make the grant therein contained.

      3. GRANT. (a) Subject to all of the terms and conditions of this Agreement, Licensor hereby grants to Company during the Contract Period and any extension thereof, the sole and exclusive right and license to use the British Open Identification throughout the Contract Territory in connection with manufacture, advertisement, distribution and sale of Licensed Products, and Company does hereby agree to manufacture, advertise, distribute and sell Licensed Products and to use the British Open Identification in connection therewith. It is expressly understood and agreed by Company that Company may use the British Open Identification only in connection with Licensed Products and only as specifically permitted by the terms hereof.

      (b) Company agrees that Licensed Products distributed and sold by Company pursuant to this agreement shall at all times be identified as a part of the "British Open" collection of Licensed Products. Company shall have the right to use the name "The Royal & Ancient Golf Club of St. Andrews" only in a subordinate manner (of smaller type and lessor prominence than the name "British Open Collection"), and such name shall be used only to indicate that The Royal & Ancient has granted its approval of Licensed Products. Company agrees that a notice to such effect, stating that each Licensed Product is "Authorized by the Championship Committee of The Royal & Ancient Golf Club of St. Andrews, Proprietor of the British Open Golf Championship" shall be printed irremovably upon the container or packaging (or attached by means of hangtag) to all Licensed Products sold by Company during the Contract Period.

      (c) Company shall have the right to make arrangements for the subcontract manufacture, finishing, packaging and storing of Licensed Products, provided that Company shall ensure that no such subcontractor shall take any action contrary to or inconsistent with the terms and conditions set forth in this Agreement, and further provided that no company name, trade name or brand name other than Company's may be used on or in connection with Licensed Products.

      4. DISTRIBUTION. Company hereby acknowledges and agrees that the foregoing rights to advertise, distribute and sell Licensed Products shall be limited to the distribution and sale thereof only through men's specialty stores and the menswear departments of department stores, and Company agrees that Company shall not distribute or sell Licensed Products through discount stores or mass market retail chains. For these purposes "mass market retail chains shall mean general merchandise retailers such as, for example, Sears, JC Penny, Kmart and Wal-Mart but not including department store chains such as, for example, Federated.

      5. MARKETING EFFORTS. (a) Company agrees that, during the Contract Period, it will use its reasonable efforts to promote the sale of Licensed Products throughout the Contract Territory.

      (b) During the Contract Period, and within the Contract Territory, Company shall not be prohibited from producing, advertising, distributing and selling any other items of merchandise (of the same generic nature as the Licensed Products) provided that such other items of merchandise (i) are not distributed and sold with the use of any names, logos or trademarks similar to or suggestive of the British Open Identification, and (ii) such other items of merchandise are not (but for the non-use of the British Open Identification) identical to Company's collection of Licensed Products.

      6. SALES OUTSIDE CONTRACT TERRITORY. Company agrees that it will not knowingly sell any Licensed Products intended for shipment outside the Contract Territory, and that it will require each of its customers to agree that they will not reship Licensed Products outside the Contract Territory. If any of Company's customers shall, notwithstanding its agreement to the contrary, reship Licensed Products to markets outside the Contract Territory, Company agrees that it will either immediately discontinue selling Licensed Products to such customer or, if Licensor approves, shall only make additional sales to such customer upon the condition that adequate assurance is given that Licensed Products will not be reshipped outside the Contract Territory.

      7. GUARANTEED MINIMUM ANNUAL ROYALTY. As compensation to Licensor for the grant to Company of the above rights, Company shall pay to Licensor, with respect to each Contract Year during the Contract Period, the following guaranteed minimum annual royalties:

             CONTRACT YEAR           GUARANTEED ROYALTY
             -------------           ------------------
             First                   US$100,000

             Second                  US$125,000

             Third                   US$150,000

             Fourth                  US$175,000

             Fifth                   US$200,000

             Sixth                   US$200,000

             Seventh                 US$200,000

The guaranteed minimum royalty for the First Contract Year shall be payable in four equal installments due on or before the first day of January, April July and October, 1999 The guaranteed minimum royalty for each Contract Year beginning with the Second Contract Year shall be payable in four equal installments due on or before the first day of July, October, January and April during the relevant Contract Year.

      8. EARNED ROYALTY. (a) Company shall pay to Licensor an earned royalty which shall consist of a percentage of the total "Net Wholesale Sales" (defined below) of all Licensed Products sold hereunder by Company during each Contract Year. Such earned royalty shall be computed at the rate of five percent (5%) computed on the basis of the total Net Wholesale Sales of all Licensed-Products; provided however, that the full amount of the guaranteed minimum annual non-refundable royalty payable to Licensor by Company as described in Paragraph 7 above which is applicable to the Contract Year concerned shall first be credited against the payment of any earned royalty with respect to sales of Licensed Products made during such Contract Year. No part of any guaranteed minimum annual royalty shall be carried forward (or back) as a credit from one Contract Year to another.

      (b) For the purposes hereof, "Net Wholesale Sales" shall mean Company's invoiced wholesale billing price to its customers or distributors, less only shipping charges, discounts actually given, duties, insurance, sales taxes, value-added taxes, and credits allowed for returned or defective merchandise (but no reserve for returns). All royalties due Licensor shall accrue upon the sale of the Licensed Products regardless of the time of collection by Company. Licensed Products shall be considered "sold" as of the date on which such Licensed Products are invoiced, shipped or paid for, whichever first occurs. If sales are made to any party affiliated or related to Company, royalties shall be computed based upon the regular price of such Licensed Products charged to unrelated third parties. Company shall have the right to deduct uncollectable accounts from "Net Wholesale Sales" provided that such deduction shall not (during any Contract Year) exceed five percent (5%) of sales.

      (c) Earned royalty shall be payable within forty-five (45) days following the end of each calendar year quarter with respect to sales made during such calendar year quarter.

      9. SALES REPORTS. Company shall supply Licensor with a sales report with respect to all sales of Licensed Products sold during each calendar year quarter, said sales reports to be delivered to Licensor within forty-five (45) days following the conclusion of each calendar year quarter. Such sales reports shall indicate, separately for each Product category, the number of each item of Licensed Products sold during each month, the price at which such items of merchandise were sold, and the total gross monthly sales volume of each such item. Company shall keep and maintain accurate books and records with respect to sales of Licensed Products during each calendar year quarter, and the computation of royalties with respect thereto, which books and records shall be available for inspection and copying by Licensor or its representative upon

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

reasonable advance notice during business hours prior to the conclusion of a one ( 1) year period following the termination of the relevant Contract Year.

      10. PAYMENTS. Unless and until Licensor advises Company to the contrary, all payments and all sales reports to be submitted by Company to Licensor shall be made as hereinafter set forth in this paragraph. Payments to Licensor hereunder shall be made by way of check payable to the order of Licensor's authorized agent, "International Management, Inc." and mailed to Licensor's authorized agent at the following address:

            International Management, Inc.
            IMC Center
            1360 East 9th Street
            Cleveland, Ohio 44114
            Attention: Treasurer

Past due payments hereunder shall bear interest at the rate of (i) one and one-half percent ( 1.5%) per month, or (ii) the maximum interest rate permissible under law, whichever is less.

      11. APPROVAL OF LICENSED PRODUCTS. (a) Company agrees that Licensor shall have the right to approve or disapprove in advance of sale the quality, style, colors, appearance, material and workmanship of all Licensed Products and the packaging therefor, and to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos (whether included in the British Open Identification or not) used in connection with Licensed Products. Company shall not distribute or sell any such Licensed Product which has not been approved by Licensor or which is, at any time, disapproved by Licensor in accordance with the provisions hereinbelow.

      (b) In order to accomplish the purposes of subparagraph (a) immediately above, before selling or distributing any Licensed Products hereunder, Company shall submit to Licensor, at the address set forth in Paragraph 14 below, for its examination and approval or disapproval, representative samples of each style and design of each proposed product *my one color version for each sample) Company desires to sell using the British Open Identification. Licensor agrees that it will promptly examine and either approve or disapprove such samples, and that Licensor will promptly notify Company of its approval or disapproval. Licensor agrees that it will not unreasonably disapprove any item and, if any is disapproved, that Company will be advised of the specific reasons in each case. Licensor agrees that any item submitted for approval hereunder at the address set forth below may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within ten (10) business days after receipt thereof.

      12. ADVERTISING. (a) Company agrees that Licensor shall have the right to approve or disapprove in advance the contents, appearance and presentation of any and all advertising materials which incorporate the British Open Identification or which make reference in any way to The Royal & Ancient. Company agrees that * will not produce, publish or in any manner distribute any such advertising materials which have not been approved in advance by Licensor or which are, at any time, disapproved by Licensor in accordance with the provisions hereinbelow.

      (b) Before producing, publishing or distributing any advertising materials hereunder, Company shall submit to Licensor, at the address set forth in Paragraph 14 below, for its examination and approval or disapproval, a sample thereof together with text, coloring and a copy of any photograph proposed to be used. Licensor agrees that * will promptly examine and either approve or disapprove such sample advertising material, and that Licensor will promptly notify Company of its approval or disapproval. Licensor agrees that it will not unreasonably disapprove any sample advertising and, if any is disapproved, that Company will be advised of the specific reasons in each case. Licensor agrees that any item of sample advertising material submitted for approval hereunder at the address set forth below may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within ten (10) business days after receipt thereof.

      (c) Licensor agrees to cooperate with Company to enable Company to take photographs of the clubhouse, grounds and facilities of The Royal & Ancient and

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

of the British Open Golf Championship held during the Contract Period, it being understood that such photography shall be scheduled and conducted at times and places which are both reasonably convenient to the members and staff of The Royal & Ancient and which do not interfere with the conduct of the British Open Golf Championship.

      13. GOLFER ENDORSEMENTS. Company understands that the name, photo and likeness of any golfer who participates in the British Open Golf Championship may not be used in advertising for Licensed Products in any way which indicates or suggests that such golfer has endorsed or approved Licensed Products unless Company shall first obtain the express written authorization from such golfer.

      14. SUBMISSIONS AND NOTICES. Any notices required or permitted hereunder shall be considered as duly made if delivered by hand or certified mail, return receipt requested, to the party for which intended at the following address (which may be modified from time to time by any party upon prior written notice to the other party hereto):

             TO LICENSOR:

             The Championship Committee Merchandising
             Limited
             c/o International Management Group (UK) Ltd.
             The Pier House
             Strand on the Green
             Chiswick
             London, W4 3NN, England
             Attention: Tony Gadsby Peet

             and a copy thereof to:

             International Management, Inc. IMG Center
             1360 East 9th Street
             Cleveland, Ohio 44114-1782
             Attention: Mark H. McCormack

             TO COMPANY:

             Avid Sportswear Inc.:
             17909 South Adria Maru Lane
             Carson, California 90746
             Attention: David E. Roderick

             AND A COPY THEREOF TO:

             Lido Capital Corporation
             1133 Fourth Street
             Sarasota, Florida 34236
             Attention: Earl Ingarfield

             AND A COPY THEREOF TO:

             Jeffrey A. Abrams
             Dann Pecar Newman & Kleiman
             One American Square Suite 2300
             Box 82008
             Indianapolis, Indiana 46282

      15. TRADEMARKS. (a) Licensor agrees to exercise diligent efforts to obtain registration for the names "British Open" and/or "British Open Golf" (the

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"Trademarks")  in those trademark  classes which relate to Licensed  Products in the Contract Territory. Company understands that Licensor cannot guarantee that any or all of such marks will finally be registered in the relevant trademark class in the Contract Territory, but Licensor agrees to use it!; diligent efforts to attempt to obtain such registrations, and Company agrees to cooperate with Licensor in this regard (for example, by providing Licensor with samples of advertising and promotional material which reflects use of the trademarks). If for any reason Licensor shall be unable to obtain any such registration, Licensor agrees to so notify Company in writing.

      (b) Upon the registration of any of the above-described marks in the name of Licensor, Licensor agrees to grant to Company a license for the use of such registered trademarks, which license shall be co-extensive and co-terminus with the grant set forth herein, and which will require no increase in compensation payable hereunder.

      (c) Company agrees that it will not, during the Contract Period, sanction any other party to use any mark identical with or confusingly similar to any part of the British Open Identification, except to the extent permitted by the license herein granted.

      (d) Except as may be provided herein, Company agrees that nothing herein shall give to Company any right, title or interest in the British Open Identification (except the licensed rights in accordance with this Agreement), that each and every part of the British Open Identification is, and is to be, the sole property of Licensor or The Royal & Ancient and that any and all use by Company of any part of the British Open Identification, and the goodwill arising therefrom, shall inure to the benefit of Licensor.

      (e) Company agrees that it will not, during the Contract Period, file any application for any mark or obtain or attempt to obtain ownership of any mark or trade name, in any country of the world, which refers to or is suggestive of the names "The Royal & Ancient Golf Club," the names "British Open" or "British Open Golf," or any other part of the British Open Identification or any mark design or logo intended to identify products or services endorsed by Licensor or The Royal & Ancient.

      (f) At the request of Licensor, Company shall execute any documents reasonably deemed necessary or desirable by Licensor to acknowledge the license herein set forth.

      16. TRADEMARK NOTICES. Company shall cause to be imprinted irremovably and legibly on each Licensed Product manufactured, distributed or sold under this Agreement and on all material used in connection therewith, including, but not limited to, advertising, promotional, packaging and wrapping material and any other such material wherein the Trademarks appear, the designation R or TM, as the Licensor deems appropriate to protect such trademark (and as is in compliance with relevant trademark law). Company shall include on packaging materials or a hangtag for each Licensed Product a statement to the effect "Official Product of the British Open Golf Championship" or other similar statement approved by Licensor.

      17. INFRINGEMENT OF THE BRITISH OPEN IDENTIFICATION. (a) Licensor agrees to use its best efforts to reduce or, if possible, eliminate any infringement of the British Open Identification, and for this purpose Company agrees to notify Licensor in writing of any infringement or imitations by others of the British Open Identification on articles similar to the Licensed Products if and when such become known to Company. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations, and Company agrees to assist Licensor, to the extent necessary, and at Licensor's request and cost, in Licensor's efforts to eliminate any such infringement. Company shall not institute any suit or take any action on account of any such infringements or imitations except with the prior written consent of Licensor to do so. For these purposes, a "corresponding reduction" shall be determined by comparing the amount the amount of sales after the commencement of the infringement in comparison to the amount of sales prior to the infringement. For these purposes, the parties shall the First Contract Year assume anticipated Net Wholesale Sales of $2,000,000 (only if infringement occurs during the First Contract Year). During the Second and each later Contract Year, the calculation shall be made based upon Company's actual sales.


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      (b) If  there  should  occur  any  infringement  of any one or more of the
Trademarks, Licensor and Company agree to consult with each other and with Licensor's attorneys in order to determine what remedies, if any, may be available to reduce or eliminate such infringement. If such remedies exist, and if in the opinion of Licensor they are commercially and financially reasonable under the circumstances, Licensor will instruct its attorneys to institute such action.

      (c) If there should occur any infringement of any one or more of the Trademarks, and if action undertaken by Licensor to prevent such infringement does not substantially reduce or eliminate such infringement within a reasonable period of time, then Licensor and Company shall agree in good faith upon a corresponding reduction in the guaranteed minimum annual royalty otherwise payable by Company with respect to the period that such infringement continues.

      18. TRADEMARK INDEMNITY. (a) Licensor agrees to protect, indemnify and save harmless Company from and against any and all expenses, damages, claims, suits, actions, Judgments and costs whatsoever (including reasonable attorneys' fees of attorneys hired by Licensor to defend hereunder, whether or not litigation is actually commenced), but excluding lost profits, arising out of, or in any way connected with, any claim for trademark infringement, passing-off or unfair competition on account of Company's use of the British Open Identification in accordance with the terms hereof Company shall, at Licensor's expense, cooperate with and assist Licensor's efforts to have such claim withdrawn, settled or defended, including, at Licensor's request, providing Licensor with evidence of the Company's use of the British Open Identification in advertising, labels, packaging and otherwise. Company shall have the right, at its own cost and expense, to retain its own attorneys in connection with any of the foregoing matters.

      (b) If any such claim, as aforesaid, is disposed of by an agreed suspension in the sales of any one or more items of Licensed Products or modification of the elements of the British Open Identification which Company shall be permitted to use (or if any court shall direct such suspension or modification), then Company shall, upon notice from Licensor to that effect, so suspend its sales of the affected Licensed Products or modify its use of the British Open Identification on Licensed Products. Licensor shall not agree to any such suspension without first consulting with Company and attempting to secure an adequate sell-off period for inventory on hand and in process.

      (c) If Company is required to so suspend or limit its sales of Licensed Products, or modify its, use of the British Open Identification, then Company shall consult in advance with Licensor and shall institute such reasonable steps as Licensor may request to minimize the cost and expense of such suspension, limitation or modification. If such suspension or modification shall unreasonably interfere with Company's sales efforts with respect to Licensed Products, then Company may, by written notice to Licensor, terminate the Contract Period of this agreement.

      19. PREMIUMS. Company agrees that Licensed Products will not be sold or otherwise supplied to any third party if such Licensed Products are intended to be given away free of charge or sold at a substantial discount by such third party as a part of any plan intended to promote the products, services or business of such third party. Further, Company agrees that no item of merchandise shall be given away free of charge or sold at a substantial discount as part of any sales promotion plan intended to increase sales of Licensed Products. If Company wishes to sell or supply Licensed Products for use by any third party as a premium, as aforesaid, or if Company wishes to obtain the right to distribute premium items in connection with the promotion of Licensed Products, Company shall so notify Licensor and shall disclose to Licensor the nature of such proposed premium arrangement, and in such event Licensor agrees to consider such proposal in good faith taking into account all of the circumstances, and if, in the opinion of Licensor, no harm will be done to the British Open Identification or the reputation of The Royal & Ancient, Licensor agrees to waive, on a case-by-case basis, this prohibition on premium programs.

      20. PRODUCT LIABILITY INDEMNITY. Company agrees to protect, indemnify and save harmless The Royal & Ancient, Licensor and Licensor's authorized agent, and any of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with, any claim or action for person injury, death or other cause of action involving alleged defects in Company's Products, and any breach of any statutory obligation, and any infringement by Company of the patent rights, design rights, copyrights, trademarks or other

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proprietary  rights of any third party (not including the licensed rights to the use of the British Open Identification herein granted to Company) provided that Company shall be given prompt notice of any such action or claim.

      21. LIABILITY INSURANCE. Company agrees to provide and maintain, at its own expense, product liability insurance with limits of no less than US$ 1,000,000 and within thirty (30) days from the date hereof Company shall submit to Licensor a fully paid policy or certificate of insurance naming Licensor and The Royal & Ancient as additional insured parties, and requiring that the insurer shall not terminate or materially modify such policy without written notice to Licensor at least thirty (30) days in advance thereof.

      22. BRITISH OPEN IDENTIFICATION AFTER TERMINATION. It is understood and agreed by Company that from and after the termination of the Contract Period all of the rights of Company to the use of the British Open Identification shall, except as hereinafter expressly provided in the paragraph next following, cease absolutely, and Company shall not thereafter manufacture or sell any item whatsoever with the use of the British Open Identification, nor shall Company publish further or additional quantities of any advertising or promotional material which incorporates the British Open Identification, it being understood that Company shall have the right to deplete its inventory of sales brochures and other similar material which incorporate the British Open Identification which were printed prior to the date of termination.

      23. INVENTORY OF LICENSED PRODUCTS ON TERMINATION. Any Licensed Products that may have been manufactured by or for Company prior to the- termination of the Contract Period, or which were in the process of manufacture by Company, or were required to fill purchase orders from customers accepted by Company on or prior to date of termination, may be sold by Company during the six (6) month period or normal selling season, whichever is longer, next following the date of termination, provided that:

      (i) Company is not in default of any term or condition of this Agreement;

      (ii) the quantity of Licensed Products in inventory at the time of termination is not in excess of a reasonable quantity taking into account Company's past sales of Licensed Products;

      (iii) Company shall furnish to Licensor within thirty (30) days after the effective date of the termination of the Contract Period a written statement of the number and description of such Licensed Products in inventory as of the effective date of termination;

      (iv) Company shall continue to pay to Licensor with respect to such sales an earned royalty at the rate specified in Paragraph 8 above; and

      (v) earned royalty amounts payable pursuant to this paragraph shall be paid within thirty (30) days following the end of said sell-off period.

      24. TERMINATION FOR DEFAULT. If either party at any time during the period of this Agreement shall (a) fail to make any payment of any sum of money herein specified to be made, or (b) fail to observe or perform any of the covenants, agreements, or obligations hereunder (other than the payment of money), the non-defaulting party may terminate this Agreement as follows: as to (a) if such payment is not made within ten (10) days after the defaulting party shall have received written notice of such failure to make payment, or as to (b) if such default is not cured within thirty (30) days after the defaulting party shall have received written notice specifying such default; provided, however, that if such default cannot reasonably be remedied within thirty (30) days, then the defaulting party shall have so much time as is reasonably necessary to effect such remedy providing the defaulting party proceeds in good faith and with diligence and continuity to remedy the default. Failure to terminate this Agreement pursuant to this section shall not effect or constitute a waiver of any remedies the non-defaulting party would have been entitled to demand in the absence of this section, whether by way of damages, termination or otherwise. Termination of this Agreement for whatever reason shall be without prejudice to the rights and liabilities of either party to the other in respect of any matter arising under this agreement.

      25. EXCLUSIVE REMEDY. Company expressly acknowledges and agrees that in the event of any default hereunder of any obligation undertaken by Licensor, and/or any failure or insufficiency of any representation or warranty of Licensor or the grant of any rights by Licensor hereunder, whether in relation to matters within the control of Licensor or matters solely within the control of The Royal & Ancient, Company shall look solely to Licensor for the satisfaction of any claims, suits, actions, judgments, damages, expenses and remedies whatsoever, arising out of, or in any way connected with, the subject matter of this agreement.

      26. WAIVER. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

      27. BANKRUPTCY. If Company shall become bankrupt or insolvent, or if Company's business shall be placed in the hands of a receiver or trustee, whether by voluntary act of Company or otherwise, the Contract Period shall, at the option of Licensor, immediately terminate.

      28. ASSIGNMENT. This agreement shall bind and inure to the benefit of Licensor, its successors and assigns. The rights granted Company hereunder shall be exclusive to it and shall not, without the prior written consent of Licensor (which consent shall not be withheld capriciously or in bad faith), be transferred or assigned to any other party. Company shall not, however, be prohibited from assigning this agreement to any subsidiary of Company or any company related to or affiliated with Company, provided that Company shall guarantee the financial obligations of such assignee to Licensor hereunder. In the event of the merger or consolidation of Company with any other entity which is not a subsidiary nor a company related to or affiliated with Company, or in the event Company shall intend to sell, assign or otherwise dispose of its business related to Licensed Products, Company shall notify Licensor of such fact within thirty (30) days after the event, and Licensor shall have the right to terminate the Contract Period by so notifying Company within sixty (60) days after receiving notice of such merger, consolidation, sale, assignment or transfer. Licensor agrees, however, that it will exercise this right only for good and sufficient commercial reasons which relate to the protection of the reputation, image and good will of Licensor, The Royal & Ancient and the British Open Golf Championship.

      29. SIGNIFICANCE OF HEADINGS. Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such section headings had been omitted.

      30. ENTIRE AGREEMENT. This writing constitutes the entire agreement between the parties hereof and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

      31. JOINT VENTURE. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Company. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

      32. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of laws.

      33. EXECUTION AND DELIVERY REQUIRED. This instrument when signed by Company shall be deemed only an application for a license and shall not be considered to be a binding agreement unless and until signed by all parties noted at the appropriate place at the conclusion of this instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE CHAMPIONSHIP COMMITTEE                  AVID SPORTSWEAR INC.
MERCHANDISING LIMITED

By: /s/ Tony Gadsby Peet                 By: /s/ David Roderick
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